Exhibit 10.1

                           INTERNET SERVICES AGREEMENT

         THIS INTERNET SERVICES AGREEMENT (this "Agreement") is made and entered into effective November , 2001, by and between IKANO Communications, Inc., a Utah corporation ("IKANO"), and Nojata.com, a Utah corporation (the "company"), on the following:

                                    Premises

         IKANO has developed and aggregated several Internet Protocol ("IP") based products and services; a proprietary IP based billing, provisioning, and customer management platform (the "Business Rules Platform"); and a network of networks infrastructure operated by IKANO's network operations centers. Utilizing this equipment, infrastructure, network resources, and personnel, IKANO is a turnkey provider of IP products and services to organizations and their end-user customers, members, and/or employees ("Subscribers"). The company desires to engage IKANO to provide IP based products and services on the terms set forth below.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. IKANO Services.

         1.1. Scope of Services. Subject to payment of all applicable fees and the continued cooperation of the Company, IKANO shall use commercially reasonable efforts to provide the IP based products and services a set forth or described in the Statement of Work attached hereto as Schedule A (the "Statement of Work"). The Statement of Work, including any schedules, specifications, timelines, and requirements included therein, is incorporated into and made a part of this Agreement. In the event IKANO and the Company agree that IKANO should provide additional services under the arrangements for their provision shall be set forth in an addendum to this Agreement, which document shall be incorporated into and made a part of this Agreement (the services described in this Agreement and the Statement of Work and the additional services, if any, are hereinafter collectively referred to as the "Services"). All Services will be provided in accordance with this Agreement. Except as expressly provided herein, the Company agrees that IKANO is responsible only for providing the Services.

         1.2. Providing Services. The Company understands that IKANO's performance under this Agreement is dependent in part on the Company, the Subscribers, and third parties, including without limitation, suppliers. Although IKANO will use commercially reasonable efforts to provide the Services, the provisioning and delivery of the Services will be subject to the continued cooperation and timely delivery of materials and required process approvals by the Company; as well as the establishment of mutually acceptable timeframes and requirements definition. Further, the delivery of the Services will be subject to delay for reasons beyond IKANO's reasonable control. Accordingly, any performance to be rendered by IKANO hereunder shall be appropriately waived or delayed to account for actions or inactions by such third parties. The Company acknowledges that IKANO has entered into agreements with certain underlying services provider(s) to be able to provide aspects of the Services and agrees that IKANO may be unable to provide such Services, or portion thereof, to the Company in the future due to expiration of such agreement(s) or otherwise. If IKANO terminates any part of the Service, IKANO shall use commercially reasonable efforts to find an alternative provider of such Service.

         2. Payment for Services.

         2.1. Fees and Pricing. In consideration for the Services to be provided by IKANO, the Company will pay the fees specified in the Statement of Work. All set-up fees shall be paid in full at the time of execution of this Agreement. All other fees will be invoiced by IKANO in accordance with its billing and

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invoicing procedures. Generally, invoices will be sent to the Company in the first five (5) days of each month, and are due and payable within ten (10) days from the date of invoice. Any fee not paid when due will accrue interest at a rate of one an done-half percent (1.5%) per month, or the highest rate allowed by applicable law, whichever is lower, and the Company shall pay all collection costs incurred by IKANO (including, without limitation, reasonable attorneys' fees). The Company is responsible for payment of credit card and other payment processing fees. In connection with offering the Services to the Subscribers, the Company is solely responsible for all billing adjustments/credits, creditworthiness, and other service-related requirements of its Subscribers, and IKANO shall have no liability to Subscribers under this Agreement. The Company's payment obligations are not contingent upon ability to collect payments or charges from Subscribers. In certain situations, IKANO may require the Company to deposit funds with IKANO to secure payment of fees owed by the Company hereunder. Such deposited funds shall not bear interest.

         2.3. Price Escalation. Upon notice of not less than thirty (30) days, IKANO may, at its discretion, adjust recurring fees under this Agreement, provided, however, that in the event of a more than eight percent (8%) increase annually in such prices, the Company may terminate this Agreement within thirty
(30) days of its receipt of such notice. If the Company fails to object to such adjustment, then the Company shall be deemed to have agreed to the adjustment. IKANO's standard rates for creative, programming, engineering, and other services is subject to adjustment from time to time at the discretion of IKANO.

         2.4. Nonpayment. After ten (10) business days of nonpayment from any due date, IKANO may suspend Services. After fifteen (15) days of nonpayment from any due date, IKANO may terminate the Services and/or this Agreement. The remedies provided by this paragraph as not exclusive. The Company shall remain responsible for all charges to the Company which accrued prior to the date of termination.

         3. Minimum Commitment. The parties acknowledge that, in order for the Services to be successful and to justify the expense, time, and effort to be incurred by IKANO, the Services must be adopted by Subscribers. Therefore, the Company agrees to the minimum commitments set forth in the Statement of Work. In the event these minimum commitments are not being met, IKANO shall have the right to reevaluate the relationship and may terminate this Agreement on thirty
(30) days' written notice.

         4. Customer Use Agreement/Acceptable Use Policy. At registration, each Subscriber will be required to accept (by signing or clicking through) the terms and conditions of a Customer Use Agreement/Acceptable Use Policy (the "CUA"). The CUA will have substantively similar terms as those set forth in IKANO's standard policy, currently located at http:www.ikano.com/useragreemetn.asp, as the same may be modified by IKANO from time to time. The CUA will contain provisions prohibiting improper Subscriber activities such as spamming; illegal/improper postings to newsgroups; and transmitting or otherwise displaying illegal or improper information or material, including defamatory, libelous, or obscene items. The CUA will be subject to modification by IKANO from time to time. Subscribers who do not accept the terms and conditions of the CUA will not be allowed to access or use IKANO's net work or the Services. The Company agrees to cooperate with IKANO in enforcing the CUA and to abide by IKANO's decision to terminate any Subscriber account for violation of the CUA. IKANO reserves the right to take any and all additional actions it may deem appropriate with respect to Subscribers who violate the CUA, including, without limitation, taking action to recover the costs and expenses of identifying offenders and excluding them from the Services, and levying cancellation charges and other penalties.

         5. Term of Agreement. The initial term of this Agreement shall be for a period of three (3) years from the date of this Agreement. Thereafter, this Agreement shall automatically renew on a year-to-year basis unless either party provides notice to the other party of its intent not to renew this Agreement at least sixty (60) days prior to the end of the initial or any renewal term. There

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shall be no additional set-up fee in connection with any renewal of this
Agreement, but the recurring fees shall continue, subject to adjustments to reflect IKANO's then current pricing structure. Notwithstanding any expiration or termination of this Agreement the Company shall continue to pay for any Services provided to its Subscribers until the Services are terminated or other arrangements are made. The cancellation, termination, or expiration of this Agreement shall not relieve either party of those obligations that, by their nature, are intended to survive such cancellation, termination, or expiration. During the term of this Agreement, the Company will not transition any Subscribers from IKANO's network (including network resources aggregated by IKANO) to another provider or encourage any Subscriber to terminate his or her Internet access account.

         6.       Representations and Warranties.

         6.1. IKANO Warranties for Services. IKANO shall perform the Services consistent with generally accepted industry practices. In order to support the Services during the term of this Agreement, IKANO shall operate and maintain its Interest network in accordance with generally accepted and customary industry standards. IKANO shall use commercially reasonable efforts to monitor and enforce performance obligations of third party vendors and network providers. The Company understands that IKANO may, from time to time, need to interrupt the Services for maintenance and other operations reasons, and that the Company shall not receive any compensation for such interruptions. Company must report any deficiencies in the Services to IKANO in writing within five (5) days of such deficiency in order to receive warranty remedies. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMETN IKANO MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         6.2. The Internet. The Company acknowledges and agrees that, except for the Services, IKANO (and IKANO's suppliers) do not operate or control the Internet and that (i) viruses, worms, trojan horses, or other undesirable data or software; or (ii) unauthorized users (e.g. hackers) may attempt to obtain access to the Company's or its Subscribers' data, website, computers, or networks. IKANO uses what it believes to be reasonable efforts to protect itself, its customers, and any end-users from such unauthorized use, but IKANO is not responsible for failures resulting from the unauthorized acts of third parties. In the event that IKANO is providing filtering as part of the Services, the Company acknowledges that filtering is provided only on a "reasonable efforts" basis and that while filtering may block much objectionable content, some objectionable content may pass through to Subscribers.

         6.3. Company Warranties. The Company represents and warrants that (i) Company has the power and authority to enter into and perform its obligations under this Agreement, (ii) Company Content (defined below) does not and shall not contain any content, materials, advertising or services that are inaccurate or that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any proprietary, contract, moral, or privacy right or any other third party right, and that Company owns the Company Content or otherwise has the right to use the Company Content, and (iii) Company has obtained any authorization(s) necessary for hypertext links from the web site to other third party web sites. The Company is solely responsible for obtaining all licenses, approvals, and regulatory authority for its operations and the provision of the Services to its Subscribers.

         7. Indemnification.

         7.1 Indemnification by Company. The Company agrees to indemnify, defend, and hold harmless IKANO, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action is based upon a claim that: (i) if true, would constitute a breach of any of Company's representations, warranties, or agreements hereunder, (ii) arises out of the negligence or willful misconduct of Company; or (iii) any of the Company Content to be provided by Company hereunder or other material on the web site infringes or violates any rights of third

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parties, including, without limitation, rights of publicity rights or privacy, patents, copyrights, trademarks, trade secrets and/or licenses.

         7.2. Indemnification by IKANO. IKANO agrees to indemnity, defend, and hold harmless Company, its directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such action arises out of the gross negligence or willful misconduct of IKANO.

         7.3. Notice. In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

         8. Limitation of Liability. IKANO SHALL HAVE NO LIABILITY WITH RESPECT TO IKANO'S OBLIGATIONS UDNER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUITIVE DAMAGES EVEN IF AKANO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE LIABILITY OF IKANO TO COMPANY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BEL IMITED TO AN AMOUT EQUAL TO ONE MONTH'S REVENUES ACTUALLY PAID TO IKANO BY COMPANY UNDER THIS AGREEMENT UDRING THE MOST RECENT MONTH. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRAACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS.

         9. Intellectual Property Rights.

         9.1. Proprietary Right of IKANO. Subject to Company's ownership interest in Company Content, all materials, including but not limited to any computer software (in object and source code form), script, programming code, data, information, or HTML script developed or provided by IKANO or its suppliers under this Agreement, and any trade secrets, know-how, methodologies and processes related to IKANO's products or services, shall remain the sole and exclusive property of IKANO or its suppliers, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto (collectively "IKANO Materials"). To the extent, if any, that ownership of the IKANO materials does not automatically vest in IKANO by virtue of this Agreement or otherwise, Company hereby transfers and assigns to IKANO all rights, title and interest which the Company may have in and to the IKANO Materials. No right or license to any intellectual property rights associated with the IKANO Materials shall be implied and the Company shall not copy, modify, reverse engineer, reverse compile, or disassemble any software code included in the IKANO Materials. Company acknowledges and agrees that IKANO is in the business of designing and hosting web sites, and that IKANO shall have the right to provide third parties services which are the same or similar to the Services, and to use or otherwise exploit any IKANO Materials in provided such services.

         9.2. Proprietary Rights of the Company. The Services may be branded with such name, logos, marks, and/or other identifying content as provided and approved by the Company ("Company Content"). Company Content shall include any materials provided by the Company for incorporation into the Services, including but not limited to any marks, domain names, logos, proprietary or copyrightable material, software, images, photographs, illustrations, graphics, audio clips, video clips or text and other materials of the Company that the Company may provide to IKANO to facilitate IKANO's provision of the Services and all intellectual property rights therein. As between Company and IKANO, Company Content shall remain the sole and exclusive property of Company, including, without limitation, all copyrights, trademarks, patents, trade secrets, and any other proprietary rights. The Company assumes sole responsibility for (i)

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acquiring any authorization(s) necessary for hypertext links to third party web sites and (ii) the accuracy of materials provided to IKANO, including, without limitation, Company Content, descriptive claims, warranties, guarantees, nature of business and address where business is conducted, and (iii) ensuring that Company Content does not infringe or violate any right of any third party. The Company provide Company Content that does not contain any content or materials which are obscene, threatening, malicious, which infringe on or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise expose IKANO to civil or criminal liability. Any such materials provided by Company to IKANO which do not satisfy the foregoing requirements shall be deemed to be a material breach of this Agreement. The Company will indemnify and hold IKANO harmless for any allegations of misuse of such material resulting from the Company's failure to obtain such necessary permissions and licenses or any other violation of third party rights caused by use of the Company Content. No title to or ownership of any of the Company Content will be transferred to IKANO.

         9.3. Company License. Company hereby grants IKANO a non-exclusive, worldwide, royalty free license to edit, modify, adapt, translate, exhibit, publish, transmit, participate in the transfer of, reproduce, create derivative works from, distribute, perform, display and otherwise use Client Content as necessary to render the Services to the Company under this Agreement.

         9.4. IKANO License. IKANO hereby grants to Company a limited, non-exclusive, non-transferable license to make use of IKANO Materials which are incorporated in the web site and which are required for the operation of the web site. IKANO hereby reserves for itself all rights in and to the IKANO Materials not expressly granted to Company in the immediately foregoing sentence. In no event shall Company use any trademarks or service marks of IKANO without IKANO's prior written consent.

         10. Termination.

         10.1. Termination for Breach or Insolvency. Either party may terminate this Agreement on thirty (30) days written notice of a material breach by the other party (fourteen (14) days if the breach is nonpayment of amounts due hereunder), unless such breach is cured within such period. Notwithstanding the foregoing notice provision, either party may terminate this Agreement immediately on written notice if the other party (i) ceases to do business or is unable to pay debts as they mature in the normal course or business; (ii) becomes or is declared insolvent or bankrupt by a court or tribunal of competent jurisdiction; (iii) is the subject of any proceeding arising out of its bankruptcy, liquidation, or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days; or (iv) makes an assignment for the benefit of creditors. On any termination, the non-breaching party may recover from the other party all costs and expenses incurred by the non-breaching party in connection with the breach (subject to Section 8), including reasonable attorneys' fees, whether such costs and expenses are incurred with or without arbitration or other proceedings or before or after judgment. The non-breaching party may retain all Subscribers and related information, including credit card information and billing information, and may continue to provide services to and bill such subscribers in the ordinary course of business.

         10.2. Additional Termination Rights. IKANO may also terminate or suspend Services to the Company or to any Subscriber at any time without notice in order to (i) prevent damages to or degradation of its Internet network integrity which may be caused by the Company or its Subscriber(s); (ii) to comply with any law, regulation, court order, or other governmental request order which requires immediate action; or (iii) otherwise to protect IKANO from liability. IKANO will use commercially reasonable efforts to: (a) minimize the effect of such termination or suspension; and (b) notify the Company of the reason(s) for such termination or suspension as soon as reasonably practicable after such termination or suspension. After ten (10) business days of nonpayment from any due date, IKANO may suspend Services. After fifteen (15) days of

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nonpayment from any due date, IKANO may terminate the Services and/or this
Agreement. The Company shall remain responsible for all charges to the Company which accrued prior to the date of termination.

         10.3 Survival of Provisions. All terms and provisions of this Agreement which should by their nature survive the termination of this Agreement shall so survive.

         11. Confidential Information. All information or data related to one party's business that is designed as confidential or that, by the nature of the information or the circumstances surrounding its disclosure, should in good faith be treated as proprietary or confidential shall be "Confidential Information" and shall remain the property of the disclosing party. Each party shall use commercially reasonable efforts to protect the confidentiality of all Confidential Information and shall allow the disclosure of such information within its own organization only on a need-to-know basis and only to individuals who have agreed to maintain the confidentiality of such Confidential Information. If the recipient reproduces any part of such information for permitted use within its own organization, the recipient shall indicate the disclosing party's proprietary interest on all such reproductions. If any such information is to be transferred to the Company's or IKANO's vendors, suppliers or customers, such information and such transfer must be authorized in writing by the disclosing party. The obligation to keep information confidential shall survive termination or expiration of this Agreement. Notwithstanding the foregoing neither party shall be bound by the confidentiality obligations hereof with respect to information which (i) was in the public domain at the time of disclosure; (ii) becomes publicly available through no fault of the recipient;
(iii) was in the recipient's possession, free of any obligation of confidence, at the time of receipt of the information from the other party; (iv) was independently developed by employees or agents of the recipient, without reverse engineering barred by this Agreement or applicable law, and without reference to any of the information disclosed in confidence; (v) is such that the recipient is obligated to produce the information under court or government action after all reasonable appeals have been exhausted, or (vi) is such that the recipient is obligated to include such information in documents filed with the Securities and Exchange Commission or other regulatory agency pursuant to applicable securities laws. Notwithstanding the foregoing, IKANO may use the name of and identify the Company as an IKANO client in advertising, publicity, or similar materials distributed by IKANO or provided to prospective clients.

         12. Arbitration. Any dispute arising out of or relating to this Agreement shall be settled by binding arbitration, conducted on a confidential basis, under the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Utah. The arbitration shall be held at a mutually agreeable location in Salt Lake City, Utah and conducted by one (1) arbitrator chosen from a list of attorneys or judges who are members of the Association's commercial arbitration panel and are knowledgeable about the software and electronic commerce industries within thirty (30) days of the dispute. If the parties cannot within thirty (30) days after the expiration of such thirty (30) day period, agree on the selection of the arbitrator, the arbitrator will be chosen pursuant to the Commercial Arbitration Rules of the Association. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking equitable remedies in any court having jurisdiction hereof including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interest, but such shall not be sought as a means to avoid or stay arbitration. The arbitrator shall not award any consequential, incidental punitive or exemplary damages. The parties acknowledge that they have voluntarily agreed to arbitrate their dispute in accordance with the foregoing and each party hereby irrevocably waives any damages in excess of compensatory damages.

         13. Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized

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courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and address to the respective party at the address set forth below(or at such other address as may from time to time be designated by such party in writing as herein provided):

         a.       If to the Company:       Nojata.com
                                           Attn:  Kurt Moore
                                           849 W. Hillfield Rd, Ste 201
                                           Layton, Utah  84041
                                           Fax:  801-593-0515

         b.       If to IKANO:             IKANO Communications, Inc.
                                           Attention: Legal Department
                                           265 East 100 South, Suite 245
                                           Salt Lake City, Utah  84111
                                           Fax:  801-924-0908

If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (20 days after deposit in the United States mail.

         14. Miscellaneous Provisions.

         14.1 No Partnership or Third Party Beneficiaries. The relationship between IKANO and the Company is that of independent contractors, and nothing in this Agreement shall be construed to constitute the parties as partners, joint venturers, Company-owners or otherwise as participants in a joint or common undertaking between the parties hereto, and the parties expressly agree that no such partnership is intended. Neither party shall have the right to bind or obligate the other party. No person or entity other than the parties hereto shall have, is deemed to have or claim any third party, direct or indirect benefits, rights or claims to this Agreement or the matters described herein.

         14.2 Assignment; Binding Agreement. Except as set forth herein, neither party shall assign this Agreement, or any of the rights and obligations hereunder, to any other person without the express written consent of the other party, provided, however, that either party may assign its rights and obligations to (i) a company, partnership or other business entity wholly controlled or owned by the party; (ii) an affiliated entity in which the assigning party holds or owns a controlling interest (defined as the power to vote not less than fifty percent of such person's voting securities or ownership interest); (iii) a purchaser of all or substantially all of the assets of the assigning party's business; or (iv) a company into which the party's company is merged or consolidated, provided that notice of any such assignment is promptly given to the nonassigning party. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors, and assigns.

         14.3 Entire Agreement. This Agreement, together with the Statement of Work and any other schedule, addendum, or exhibit expressly incorporated herein, contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. Any prior negotiations, correspondence, or understandings related to the subject matter of this Agreement shall be deemed to be merged in this Agreement and shall be of no further force or effect. Each party has relied upon such party's own examination of the full Agreement and the provisions thereof, and the representations and covenants expressly contained in this Agreement itself. The failure or refusal of either party to inspect the Agreement or other documents, or to obtain legal advice or other advice relevant to this transaction, constitutes a waiver of any objection, contention, or claim

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that might have been based upon such reading, inspection, or advice. No modification addendum or amendment of this Agreement shall be of any force or effect unless in writing excluded by all of the parties.

         14.4 Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural include the singular, and the whole shall include any part thereof.

         14.5 Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid provisions were omitted.

         14.6 Headings. The paragraph and other headings contained in this Agreement are for purposes of reference only and not limit, expand, or otherwise affect the construction of any of the provisions or this Agreement.

         14.7 Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered.

         14.8 No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

         14.9 Authorized Execution. The individuals signing below each represents and warrants (i) that he or she is authorized to execute this Agreement for and on behalf of the party for whom he or she is signing, (ii) that such party shall be bound in all respects hereby, and (iii) that such execution presents no conflict with any other agreements of such part.

         14.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements and made and wholly performable in Utah between Utah residents.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

IKANO COMMUNICATIONS, INC.             NOJATA.COM


By    /s/ JIM KNOX                     By      /s/ KURT A. MOORE
  -------------------------------             ----------------------------------
Name  Jim Knox                         Name    Kurt A. Moore
Title  VP Sales                        Title   President

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                                   SCHEDULE A

                                STATEMENT OF WORK


IKANO will provide the IP products and services as more particularly described below.

IP Products and Services

Platform Service(s) to              Branded Dial-Up Internet Access Business
be provided:                        Rules Platform (Billing/Provisioning)
                                    Branded 24x7x365 Customer Service & Tech
                                    Support GlobalSafe content filtering Branded
                                    Instant Messenger (subject to additional set-up fee)

Subscribed Accounts:                Each Subscriber account will include the
                                    following:
                                        o   Up to 10 standard e-mail accounts.
                                        o   100 MB of personal web space per
                                            Subscriber.
                                        o   10 MB of WebMail message/storage
                                            per Subscriber.
                                        o   Content filtering (optional).

Gold Master CD:                     To be provided by IKANO and branded with
                                    elements provided by the Company. IKANO will design CD jackets branded with elements provided by the Company.

Sign-up CDs:                        All replication to be done by the Company.
                                    All fulfillment functions are to be
                                    performed by the Company.

Business Rules Platform (BRP):      IKANO will provide configuration of a
                                    standard Business Rules Platform to enable the Company to provide for account management and billing of the Services. A web interface will be designed and provided to the Company for access to available standard online information. IKANO will provide standard fields on the sign-up pages for Internet access accounts. IKANO can create additional fields on the signup form at an additional programming cost. IKANO will also provide a Mission Control interface. Mission Control is a single login solution, which provides the Company a management interface to the Services and other IKANO information. Mission Control may not e available at the launch of the Services but will be made available to the Company when it is available to IKANO's customers generally.

                                    Examples of Standard Reports provided by the Business Rules Platform include plan status reports (open/closed accounts, suspended accounts), by area code reports, failed credit card report and standard accounting reports. These reports will be reviewed during Business Rules Platform training. Any reports beyond the standard reports are considered custom and the Company must pay for any development of custom reports.

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

Email: Each Subscriber account will include up to ten email accounts. IKANO will manage and support these e-mail accounts with 10 MB of storage space per account. IKANO will provide for management of e-mail accounts to ensure that the storage capacity is no exceeded and e-mail service to the Company and its Subscribers is not impaired. In connection with this e-mail management and to protect the quality of e-mail service, IKANO may delete aged or excessive e-mails.

End-User Personal Web Space:        IKANO will provide up to 100 MB of personal
                                    website for each Subscriber account.

Dial-up Network Access:             The Services include the standard IKANO
                                    Network to support nationwide dial up access by Subscribers. The IKANO Standard Network includes dial-up access the United States, Canada, United Kingdom, France, Italy,
                                    Spain, Germany, Belgium, Hong Kong, and
                                    Tokyo.

                                    The Company acknowledges that IKANO is
                                    aggregating the dial-up Internet networks of third party providers and that continued support of any particular point of presence
                                    (POP) is dependent on the continued
                                    availability and support of such location by a third party provider. In the event that IKANO is unable to identify a third party provider, or is otherwise unable to identify an alternative, in any area that is no longer supported on economic terms comparable to what is provided hereunder, the Company agrees that IKANO may increase its price or may terminate service to such identified POP location.

Customer Support:                   24x7x365 branded customer support provided
                                    by IKANO; toll free number for Company
                                    customers provided by IKANO as part of
                                    customer support function. The Company
                                    acknowledges that IKANO's ability to deliver customer support in accordance with this Statement of Work is dependent on the forecasts provided by the Company.

GlobalSafe Content Filtering:       Server side content filtering is included
                                    with dial-up services. The GlobalSafe filter causes a Subscriber's browser to utilize a proxy server when connected to the Internet.
                                    Access to content filtering is password
                                    protected.


Implementation Schedule

Target Launch Date:                 IKANO requires at least forty-five (45) days
                                    following execution of Agreement and payment of setup fees to implement the Services, subject to continued cooperation and process approvals by the Company.


Branding of Services/Content

Access Branding:                    The Company owns its own domain.

Start-up Page:                      Provided by Company.

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

Content Objects Provided            ISP Information Pages to be integrated into
by IKANO:                           Company website (Customer Service Info,
                                    Subscriber Online Sign-Up Pages, Customer
                                    Use Agreement, Network Status, Dial-up
                                    Locations, Ask The Expert).

Content to be Provided by:          Company will provide all content
                                    incorporated into its portal.

Branding Elements:                  All branding elements are in final form and
                                    will be provided by the Company to IKANO.


Billing and Fees

Subscriber Billing:                 IKANO will bill Subscribers through the
                                    Business Rules Platform.

Credit Card Processing Fees:        The Company pays all credit card processing
                                    fees. IKANO will batch process credit card authorizations nightly. Real-time credit card activation and authorization is not available except for additional consideration for al programming.

Subscriber Proceeds                 All proceeds will be deposited into the
Deposited:                          Company's merchant account.

Custom Report Generation:           Standard reporting is included as part of
                                    the Business Rules Platform. Any reports beyond this are considered custom and must be paid for by the Company.

One Time Set-up Fee:                $2,000--for branded dial-up Internet access
                                    platform $2,500--for Instant Messenger

Recurring Monthly Subscriber        The following recurring Subscriber fees are
Fees:                               payable for each Subscriber account. These
                                    accounts do not provide for fixed
                                    connectivity and additional $1.00 per hour charge may be made by IKANO in the event an individual Subscriber's usage exceeds one hundred fifty (150) hours.

                                    Recurring Subscriber fees are based on
                                    volume, as set forth in the schedule
                                    below:

                                    0--2,500........................$10.60
                                    2,501--5,000....................$10.30
                                    5,001--10,000...................$10.15
                                    10,000+.........................$10.07

Minimum Commitment

Subscriber:                         Company will guarantee a minimum adoption of
                                    Subscribers as set forth in the following.
                                    If any minimum commitment is not met the Company will be charged for the difference between the commitment and the actual amount.

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

                                    Month Subscribers
                                        December 2001..................50
                                        January 2002...................75
                                        February 2002..................125
                                        March 2002.....................225
                                        April 2002.....................325
                                        May 2002.......................425
                                        June 2002......................575
                                        July 2002......................725
                                        August 2002....................875
                                        September 2002.................1025
                                        October 2002...................1175
                                        November 2002..................1325


Additional Fees

Fees payable on an as
required Basis:                     An SSL key will be required for a secure
                                    sign up form. The Company will need to
                                    provide a business license or articles of incorporation to IKANO. IKANO will procure the SSL key. The annual cost is $150 for each SSL key.

                                    $150 per hour for Website design and
                                    programming services. $150 per hour for
                                    custom programming services. There may be additional costs for customized services, such as SQL programming, streaming media, XML programming, or other solutions.

                                    Domain Registration: $30.00 per domain for two years.

                                    Domain Modification: $150.00

                                    Domain Hosting: $5.00 per month for hosting of a top-level domain. $1.00 per month per e-mail account for optional anti-spam and anti-virus filtering (Mail Rover).

                                    Spamming penalties attributable to
                                    Subscribers will be charged to the Company to pass through to Subscribers. The first offense for a Subscriber is $100. The second offense is $500. The third offense is $500 and automatic termination of the Subscriber account.

DSL Services

DSL Services:                       The Company may offer and sell DSL services
                                    to its Subscribers on the following terms in those areas where it is available and supported by IKANO.

Description of DSL Internet         A DSL Circuit is a digital data
Access:                             telecommunications service that consists of
                                    one private virtual circuit between a
                                    Subscriber's premise an IKANO that utilizes
                                    Digital Subscriber Line ("DSL") technology.
                                    A DSL Circuit provides upstream and
                                    downstream maximum throughput rates that typically range from up to 128 Kbps to 1.1
                                    Mbps. The maximum throughput rate depends on such factors as the distance of the Subscriber's premise from a Central Office or DSLAM and the quality of the copper telephone line serving the premise.

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

                                    Provision of a DSL Circuit includes Internet access service provided by IKANO. A DSL Circuit does not include email, newsgroup server access, website hosting, or any other IP services.

IKANO's Role as Aggregator:         The nature of DSL technology is such that no
                                    one party provides all of the
                                    infrastructure, services, and support
                                    related to DSL Internet access.

                                    Multiple parties, including ILECs, CLECs,
                                    IKANO, and the Company must work together and cooperate in order to effectively provide DSL Internet access to the Company's Subscribers. IKANO has made and has continued to make significant investments in infrastructure, technology, services, etc., to enable it to serve as an aggregator of DSL services within the United States, IKANO aggregates and provisions third party DSL services. IKANO also provides related IP based services available to its business customers.

                                    DSL Circuits are not available in all parts of the United States, and even where DSL circuits are available within the United States they may not be available in the entire geographic area when IKANO may provide such services. The availability of DSL Circuits may be limited based on location of the individual Subscriber, the availability of DSL Circuits from third party providers, and other factors. IKANO residential DSL Services will be installed at residential addresses only.

                                    IKANO will be responsible for DSL loop
                                    qualification (loop quals) and order
                                    processing for the Company's Subscribers.
                                    IKANO will make a toll free number available to the Company's Subscribers for requesting loop quals, evaluating DSL service options, placing orders, etc. IKANO will provision the services and, once they are activated, will monitor the DSL Circuit through its network operations center.

Service Levels:                     It has not been customary in the industry
                                    for DSL Providers to provide service level agreements in connection with the DSL services they offer. The Company acknowledges that IKANO does not own or operate a significant portion of the network equipment involved with DSL Internet access and thus cannot provide a higher level of service than is provided by the DSL
                                    Providers for which it aggregates services.

Installation and
Recurring Costs:                    Prices for DSL Circuits include installation
                                    and are dependent on the provider, local market conditions, any applicable promotions, and other factors beyond the price of IKANO. The monthly service fees are based on the type, provider and location of the DSL Circuit and shall be set forth in a schedule delivered by IKANO to the Company, as the same may be amended or supplemented from time to time. All DSL prices and availability are subject to change at any

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

                                    time and are beyond IKANO's reasonable
                                    control, as they are based on prices from vendors, which are subject to change.

                                    IKANO will invoice the Company during the first 5 days of each month; payments are due 10 days after the invoice date.

Minimum Credit Term:                The minimum initial term for each Subscriber
                                    DSL Circuit shall be one year from the date of installation of the DSL Circuit, continuing ton a month-to-month basis thereafter (or such other term as may specifically be provided by the DSL Circuit vendor) (the "Circuit Term"). In the event a Subscriber terminates service prior to the expiration of the Circuit Term, the Company will be required to pay IKANO installation and equipment charges for such terminated account, as such charges are imposed by the actual provider of the DSL Circuit. The
                                    Company will also be responsible for paying any early termination fees, which range in amount, typically between one month of service, $300, or the remaining Circuit Term multiplied by the monthly cost of the DSL
                                    Circuit. It is anticipated that these costs will be passed on to Subscribers through the Subscriber Agreement.

Underlying Subscriber               Most DSL Providers will require Subscribers
Agreements:                         to enter into agreements with terms of 1 or
                                    more years in order to receive DSL service.
                                    These agreements will typically require
                                    Subscribers to pay significant amounts
                                    upfront for installation, new equipment, cabling, and other such similar costs. In addition these agreements will typically require that Subscribers pay a significant penalty if they cancel service prior to the expiration of the term of the agreement. The
                                    Company is responsible for paying this
                                    amount and must take steps it deems
                                    appropriate to pass the cost on to the
                                    Subscriber so that the Subscriber is
                                    ultimately liable.

Marketing:                          The Company will use its best efforts to
                                    market and sell DSL services to its
                                    customers. All expenses incurred by the
                                    Company in connection with its effort to obtain and retain Subscribers will be the sole responsibility of the Company.

Termination of the Agreement:       In the event the Company is in default under
                                    the terms of the Agreement and IKANO
                                    determines to terminate the Agreement, IKANO will immediately contact the Company's
                                    Subscribers directly to provide the option to (i) switch their Service directly to and have payments received directly by IKANO or
                                    (ii) have their Subscriber DSL Circuit
                                    immediately terminated. Neither of these options will relieve the Company of any monies due by IKANO.

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